Exhibit 99.1

LENDINGTREE REPORTS RECORD 1Q 2019 RESULTS
Increases FY 2019 Guidance

•	Record Consolidated Revenue of $262.4 million; up 45% over 1Q 2018

•	GAAP Net Income from Continuing Operations of $0.6 million or $0.04 per diluted share

•	Record Variable Marketing Margin of $92.5 million; up 47% over 1Q 2018

•	Adjusted EBITDA of $43.0 million; up 36% over 1Q 2018

•	Adjusted Net Income per share of $1.10

CHARLOTTE, NC - April 26, 2019 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended March 31, 2019.
“LendingTree's first quarter results provide an incredibly strong start to 2019," said Doug Lebda, Chairman and CEO. "Our recent acquisitions in the insurance business and the team's seamless integrations have produced terrific results. Tremendous growth in insurance, along with a re-acceleration in credit card growth and a stabilizing mortgage business, are enabling us to execute on key strategic initiatives to drive long term benefit for the Company and for shareholders. We are re-igniting the strength of our portfolio of brands, continuing to differentiate our platform, and remain relentlessly focused on continuing to build a consumer experience we're proud of."
J.D. Moriarty, Chief Financial Officer, added "We're obviously thrilled with the great start to the year. We're particularly happy with the early performance in insurance, but we're also making great progress in several other categories including credit card and some of our smaller businesses like student loans, small business and credit services. Given the extraordinary performance in Q1 and the trends we're seeing, we're raising our full-year outlook for revenue, variable marketing margin, and adjusted EBITDA."

First Quarter 2019 Business Highlights

•	Insurance revenue of $67.1 million, representing growth of 63% over first quarter 2018 on a pro forma basis.

•	Credit card revenue of $54.5 million grew 18% over first quarter 2018 and 43% sequentially compared to fourth quarter 2018.

•	Revenue from personal loans of $32.5 million grew 25% over first quarter 2018.

•	Several other non-mortgage categories experienced year-over-year revenue growth of more than 100%, including student loans, credit services, and small business loans.

•	Mortgage revenue of $46.0 million stabilized, showing a modest 1% decline compared to fourth quarter 2018.

•	More than 11.4 million consumers have now signed up for My LendingTree. Revenue contribution from My LendingTree grew 66% in the first quarter compared to the prior year period.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Y/Y		Q/Q
	1Q 2019	1Q 2018	% Change	4Q 2018	% Change
Revenue
Mortgage Products (1)	$46.0	$73.5	(37)%	$46.5	(1)%
Non-Mortgage Products (2)	216.4	107.6	101%	156.2	39%
Total Revenue	$262.4	$181.0	45%	$202.7	29%
Non-Mortgage % of Total	82%	59%		77%

(Loss) Income Before Income Taxes	$(7.2)	$12.4	(158)%	$(1.6)	(350)%
Income Tax Benefit	$7.8	$23.5	(67)%	$1.9	311%
Net Income from Continuing Operations	$0.6	$35.9	(98)%	$0.3	100%
Net Income from Cont. Ops. % of Revenue	—%	20%		—%

Net Income per Share from Cont. Ops.
Basic	$0.04	$2.97	(99)%	$0.02	100%
Diluted	$0.04	$2.41	(98)%	$0.02	100%

Variable Marketing Margin
Total Revenue	$262.4	$181.0	45%	$202.7	29%
Variable Marketing Expense (3) (4)	$(169.9)	$(118.0)	44%	$(124.1)	37%
Variable Marketing Margin (4)	$92.5	$63.0	47%	$78.6	18%
Variable Marketing Margin % of Revenue	35%	35%		39%

Adjusted EBITDA (4)	$43.0	$31.7	36%	$39.4	9%
Adjusted EBITDA % of Revenue (4)	16%	18%		19%

Adjusted Net Income (4)	$15.6	$16.3	(4)%	$16.7	(7)%

Adjusted Net Income per Share (4)	$1.10	$1.10	—%	$1.22	(10)%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)
Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products and income from the re-sale of advertising to third parties.

(3)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Expense, Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

First Quarter 2019 Financial Highlights

•	Record consolidated revenue of $262.4 million represents an increase of 45% over revenue in the first quarter 2018.

•	GAAP net income from continuing operations of $0.6 million, or $0.04 per diluted share.

•	Record Variable Marketing Margin of $92.5 million represented 35% of revenue and grew 47% over first quarter 2018. Variable Marketing Margin includes $10.5 million of broadcast advertising expense.

•	Adjusted EBITDA of $43.0 million increased 36% over first quarter 2018.

•	Adjusted Net Income per share of $1.10.

•
After borrowing an initial total of $215 million against our revolving credit facility to fund acquisitions, we have since re-payed $60 million, bringing total revolving debt down to $155 million as of April 25, 2019.

Business Outlook - 2019
LendingTree is introducing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for second quarter 2019 and revising full-year 2019 guidance, as follows:

Second quarter 2019:

•	Revenue is anticipated to be in the range of $260 - $270 million.

•	Variable Marketing Margin is expected in the range of $92 - $97 million.

•	Adjusted EBITDA is anticipated in the range of $45 - $47 million.

Full-year 2019:

•	Revenue is now anticipated to be in the range of $1,060 - $1,090 million, up from prior range of $1,010 - $1,045 million.

•	Variable Marketing Margin is expected in the range of $400 - $415 million, up from prior range of $385 - $400 million.

•	Adjusted EBITDA is anticipated in the range of $210 - $220 million, up from prior range of $205 - $215 million.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's first quarter 2019 financial results will be webcast live today, April 26, 2019 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, May 3, 2019. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #7738899. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #7738899.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands, except per share amounts)
Revenue	$262,390	$181,035
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	17,670	5,696
Selling and marketing expense (1)	174,891	126,044
General and administrative expense (1)	31,117	22,814
Product development (1)	10,166	6,260
Depreciation	2,482	1,671
Amortization of intangibles	13,427	3,963
Change in fair value of contingent consideration	14,592	(741)
Severance	54	—
Litigation settlements and contingencies	(207)	(22)
Total costs and expenses	264,192	165,685
Operating (loss) income	(1,802)	15,350
Other (expense) income, net:
Interest expense, net	(5,468)	(2,988)
Other income	68	34
(Loss) income before income taxes	(7,202)	12,396
Income tax benefit	7,752	23,461
Net income from continuing operations	550	35,857
Loss from discontinued operations, net of tax	(1,062)	(4,333)
Net (loss) income and comprehensive (loss) income	$(512)	$31,524

Weighted average shares outstanding:
Basic	12,718	12,090
Diluted	14,186	14,848
Income per share from continuing operations:
Basic	$0.04	$2.97
Diluted	$0.04	$2.41
Loss per share from discontinued operations:
Basic	$(0.08)	$(0.36)
Diluted	$(0.07)	$(0.29)
Net (loss) income per share:
Basic	$(0.04)	$2.61
Diluted	$(0.04)	$2.12

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$153	$58
Selling and marketing expense	1,749	1,501
General and administrative expense	10,221	8,739
Product development	1,930	811

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2019	December 31, 2018
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$64,565	$105,102
Restricted cash and cash equivalents	38	56
Accounts receivable, net	119,707	91,072
Prepaid and other current assets	12,899	16,428
Assets held for sale	21,337	21,328
Current assets of discontinued operations	420	185
Total current assets	218,966	234,171
Property and equipment, net	25,823	23,175
Goodwill	419,952	348,347
Intangible assets, net	223,872	205,699
Deferred income tax assets	87,323	79,289
Other non-current assets	13,303	2,168
Non-current assets of discontinued operations	3,266	3,266
Total assets	$992,505	$896,115

LIABILITIES:
Revolving credit facility	$185,000	$125,000
Accounts payable, trade	12,181	15,074
Accrued expenses and other current liabilities	106,007	93,190
Current contingent consideration	30,710	11,080
Current liabilities of discontinued operations	16,361	17,609
Total current liabilities	350,259	261,953
Long-term debt	254,248	250,943
Non-current contingent consideration	18,719	27,757
Deferred income tax liabilities	894	894
Other non-current liabilities	16,197	8,360
Total liabilities	640,317	549,907
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,514,993 and 15,428,351 shares issued, respectively, and 12,878,905 and 12,809,764 shares outstanding, respectively	155	154
Additional paid-in capital	1,144,694	1,134,227
Accumulated deficit	(610,994)	(610,482)
Treasury stock; 2,636,088 and 2,618,587 shares, respectively	(181,667)	(177,691)
Total shareholders' equity	352,188	346,208
Total liabilities and shareholders' equity	$992,505	$896,115

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$(512)	$31,524
Less: Loss from discontinued operations, net of tax	1,062	4,333
Income from continuing operations	550	35,857
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on disposal of assets	468	92
Amortization of intangibles	13,427	3,963
Depreciation	2,482	1,671
Rental amortization of intangibles and depreciation	—	202
Non-cash compensation expense	14,053	11,109
Deferred income taxes	(7,752)	(25,781)
Change in fair value of contingent consideration	14,592	(741)
Bad debt expense	510	56
Amortization of debt issuance costs	483	434
Amortization of convertible debt discount	2,951	2,799
Changes in current assets and liabilities:
Accounts receivable	(27,534)	(11,381)
Prepaid and other current assets	(207)	(515)
Accounts payable, accrued expenses and other current liabilities	5,705	(2,024)
Current contingent consideration	(1,000)	—
Income taxes receivable	4,288	2,092
Other, net	253	(158)
Net cash provided by operating activities attributable to continuing operations	23,269	17,675
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(4,960)	(3,456)
Acquisition of ValuePenguin, net of cash acquired	(105,445)	—
Acquisition of SnapCap	—	(10)
Other investing activities	—	(34)
Net cash used in investing activities attributable to continuing operations	(110,405)	(3,500)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(3,585)	2,057
Contingent consideration payments	(3,000)	(23,500)
Net proceeds from revolving credit facility	60,000	—
Payment of debt issuance costs	(31)	(76)
Purchase of treasury stock	(3,976)	(12,099)
Net cash provided by (used in) financing activities attributable to continuing operations	49,408	(33,618)
Total cash used in continuing operations	(37,728)	(19,443)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(2,827)	(2,644)
Total cash used in discontinued operations	(2,827)	(2,644)

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(40,555)	(22,087)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	105,158	372,641
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$64,603	$350,554

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of selling and marketing expense to Variable Marketing Expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Selling and marketing expense	$174,891	$125,901	$126,044
Non-variable selling and marketing expense (1)	(12,305)	(6,985)	(8,016)
Cost of advertising re-sold to third parties (2)	7,336	5,184	—
Variable Marketing Expense	$169,922	$124,100	$118,028

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

Below is a reconciliation of net income from continuing operations to Variable Marketing Margin and net income from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Net income from continuing operations	$550	$251	$35,857
Net income from continuing operations % of revenue	—%	—%	20%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	17,670	13,822	5,696
Cost of advertising re-sold to third parties (1)	(7,336)	(5,184)	—
Non-variable selling and marketing expense (2)	12,305	6,985	8,016
General and administrative expense	31,117	30,666	22,814
Product development	10,166	8,123	6,260
Depreciation	2,482	2,186	1,671
Amortization of intangibles	13,427	9,840	3,963
Change in fair value of contingent consideration	14,592	9,591	(741)
Severance	54	21	—
Litigation settlements and contingencies	(207)	94	(22)
Interest expense, net	5,468	4,132	2,988
Other income	(68)	(96)	(34)
Income tax benefit	(7,752)	(1,859)	(23,461)
Variable Marketing Margin	$92,468	$78,572	$63,007
Variable Marketing Margin % of revenue	35%	39%	35%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Net income from continuing operations	$550	$251	$35,857
Net income from continuing operations % of revenue	—%	—%	20%
Adjustments to reconcile to Adjusted EBITDA:
Amortization of intangibles	13,427	9,840	3,963
Depreciation	2,482	2,186	1,671
Severance	54	21	—
Loss on disposal of assets	218	224	92
Non-cash compensation expense	14,053	9,981	11,109
Change in fair value of contingent consideration	14,592	9,591	(741)
Acquisition expense	119	4,851	62
Litigation settlements and contingencies	(207)	94	(22)
Interest expense, net	5,468	4,132	2,988
Rental amortization of intangibles and depreciation	—	76	202
Income tax benefit	(7,752)	(1,859)	(23,461)
Adjusted EBITDA	$43,004	$39,388	$31,720
Adjusted EBITDA % of revenue	16%	19%	18%

Below is a reconciliation of net income from continuing operations to Adjusted Net Income and net income per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands, except per share amounts)
Net income from continuing operations	$550	$251	$35,857
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	14,053	9,981	11,109
Loss on impairments and disposal of assets	218	224	92
Acquisition expense	119	4,851	62
Change in fair value of contingent consideration	14,592	9,591	(741)
Severance	54	21	—
Litigation settlements and contingencies	(207)	94	(22)
Income tax benefit from adjusted items	(7,811)	(5,917)	(2,892)
Excess tax benefit from stock-based compensation	(6,003)	(2,417)	(27,203)
Adjusted net income	$15,565	$16,679	$16,262

Net income per diluted share from continuing operations	$0.04	$0.02	$2.41
Adjustments to reconcile net income from continuing operations to Adjusted Net Income	1.06	1.20	(1.31)
Adjusted net income per share	$1.10	$1.22	$1.10

Weighted average diluted shares outstanding	14,186	13,622	14,848

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin, including Variable Marketing Expense

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less Variable Marketing Expense. Variable Marketing Expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating Variable Marketing Margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in Variable Marketing Expense for purposes of calculating Variable Marketing Margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA and Adjusted Net Income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree (Nasdaq: TREE) is the nation's leading on line marketplace that connects consumers with the choices they need to be confident in their financial decisions. LendingTree empowers consumers to shop for financial services the same way they would shop for airline tickets or hotel stays, comparing multiple offers from a nationwide network of over 500 partners in one simple search, and can choose the option that best fits their financial needs. Services include mortgage loans, mortgage refinances, auto loans, personal loans, business loans, student refinances, credit cards, insurance and more. Through the My LendingTree platform, consumers receive free credit scores, credit monitoring and recommendations to improve credit health. My LendingTree proactively compares consumers' credit accounts against offers on our network, and notifies consumers when there is an opportunity to save money. In short, LendingTree's purpose is to help simplify financial decisions for life's meaningful moments through choice, education and support.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208